UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  OCTOBER 8, 1996




                         PROPERTY CAPITAL TRUST
        (Exact name of registrant as specified in its charter)



        MASSACHUSETTS                  1-7003                04-2452367
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                       Identification Number)




                          101 Federal Street
                     BOSTON, MASSACHUSETTS  02110
               (Address of principal executive offices)






Registrant's telephone number, including area code:  (617) 737-0100






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Item 5.     OTHER EVENTS



          On October 8, 1996, Property Capital Trust (the "Trust") announced in a press release that its lessee had exercised its option to repurchase the land underlying the City Centre Holiday Inn in Chicago for approximately $20,000,000 with the sale scheduled to close in January 1997. The closing of the sale remains subject to a number of conditions to closing customary for real estate transactions. If the closing of 0the sale occurs, the Trust will realize a gain of approximately $18,000,000 or $1.92 per share based upon shares currently outstanding. The press release further stated that it is anticipated that the net proceeds of this sale will be distributed to the Trust's shareholders and that this sale was taken into account in the Trust's $9.25 per share estimate of future distributions of proceeds of asset distributions and therefore would not change that estimate.




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Item 7.   Financial Statements, Pro Forma
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following is an exhibit to this Report and is filed herewith:

          Exhibit 99.1 Press Release dated October 8, 1996 of Property Capital Trust



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                            SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    PROPERTY CAPITAL TRUST
                    (Registrant)



                    By:  /s/ Robert M. Melzer
                         Robert M. Melzer
                         President and Chief Executive
                           Officer

Dated:  October 8, 1996



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                           EXHIBIT INDEX

                      PROPERTY CAPITAL TRUST

                    Current Report on Form 8-K
                       Dated October 8, 1996


     EXHIBIT NO.         DESCRIPTION


     Exhibit 99.1   Press Release dated October 8, 1996 of Property
                    Capital Trust